UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 20, 2006
 (Date of earliest event reported)

LaserCard Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-06377	77-0176309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 N. Shoreline Boulevard, Mountain View, California 94043
(Addresses of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 969-4428

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement.

Signatures

Item 1.01. Entry into a Material Definitive Agreement.

At its board of directors meeting held on November 20, 2006, Registrant approved the compensation of its newly-formed Corporate Strategy Committee. The members of the committee are directors Bernard C. Bailey, Donald E. Mattson, and Richard M. Haddock, with Mr. Bailey serving as committee chairperson. Mr. Haddock, Registrant’s CEO, will receive no compensation for his services on the committee while Mr. Bailey and Mr. Mattson will receive fees at the annual rate of $20,000 and $5,000, respectively, payable monthly, for serving on the committee from October 1, 2006, through September 30, 2007, with their fees thereafter declining to the annual rate of $5,000 and $2,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized on the 27th day of November, 2006.

LaserCard Corporation
(Registrant)

By: /s/ STEVEN G. LARSON
      Steven G. Larson
      Vice President, Finance and Chief Financial Officer